Exhibit 4.2

SUBSCRIPTION AGREEMENT

To Purchase the Common Stock of

MIDDLEFIELD BANC CORP.

15985 East High Street

Middlefield, Ohio 44062-9263

Attention: Mr. Thomas G. Caldwell, President and Chief Executive Officer

Gentlemen:

1. Subscription. (a) I hereby irrevocably subscribe to purchase from Middlefield Banc Corp., an Ohio corporation (the “Company”), the number of shares of the Company’s common stock (“Shares”) set forth on the signature page of this Subscription Agreement. This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Subscription Agreement.

(b) This subscription is being made in accordance with the instructions contained herein. A duly executed and properly completed copy of this Subscription Agreement is being delivered to the Company, together with a check or wire transfer in the amount of the subscription price, which is $[•] per share, multiplied by the number of Shares for which I have subscribed.

(c) I understand that the Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation, and that I may lose all or part of my investment. I also agree to indemnify and hold harmless the Company, The Middlefield Banking Company, and their respective officers, directors, employees, agents, and controlling persons, past, present, or future in accordance with Section 3 of this Subscription Agreement.

(d) If my subscription is not accepted in whole or in part by the Company, the full or ratable amount, as the case may be, of any subscription payment received will be promptly refunded to me without deduction therefrom or interest thereon. I understand and agree that the Company may accept or reject this subscription, in whole or in part, in its sole and absolute discretion. My subscription will not be deemed accepted until the Company executes the Company Acceptance attached to this Subscription Agreement. Unless this subscription is accepted in whole or in part, or rejected in part, by the Company before the expiration date of the offering, this subscription will be deemed rejected in whole.

(e) I understand that the Company is offering for sale shares of common stock, that the minimum subscription for persons other than directors and officers of the Company is $50,000 (which may be waived by the Company in its sole discretion), that the offering currently is expected to expire on or before [•], 2017, and that the Company intends, but is not required, to ensure that no investor in the offering will own 5.00% or more of the Company’s voting stock at expiration of the offering.

2. Representations and Warranties of the Subscriber. I hereby represent and warrant to, and agree with, the Company as follows:

(a) No Public Solicitation. I hereby represent and warrant to the Company that: (1) I have a close business association, close friendship, or close family tie with the Company, or with one or more of its principals, executive officers, or directors, or with Boenning & Scattergood, Inc., the Company’s placement agent in the offering (the “Placement Agent”), and (2) I did not learn of the offering as a result of or subsequent to any general solicitation, advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over the air or radio or presented at any seminar or meeting.

(b) Economic Loss and Sophistication. I am able to bear the economic risk of losing my entire investment in the Shares. My overall commitment to investments that are not readily marketable is not disproportionate to my net worth.

My investment in the Shares will not cause my overall commitment to become excessive. I have such knowledge and experience in financial and business matters that I am capable of evaluating the risks and merits of this investment. The aggregate subscription amount of the Shares to which I am subscribing is not more than 10% of my net worth (or joint net worth with my spouse).

(c) Accredited Investor Determination. I am an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the “Securities Act”). I have initialed the “accredited investor” definition applicable to me. Further, if applicable, I have included appropriate documentation to support my assertion below:

(i) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person,

(ii) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

(iii) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii),

(iv) any director or executive officer of the Company,

(v) any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940,

(vi) any limited liability company, corporation, Massachusetts or similar business trust, or partnership, or organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000,

(vii) any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, or

(viii) any entity in which all of the equity owners are accredited investors.

(d) Purchaser Representative. I (MARK ONE) (have)             (have not)             used a purchaser representative regarding this offer and sale of Shares by the Company. I understand that if I used a purchaser representative, I may be required to furnish additional information concerning my purchaser representative.

(e) Access. I acknowledge that (i) the Company has made available to me all documents, agreements, records, and books that I (or my representative) requested regarding an investment in the Shares, which documents, agreements, records, and books include but are not limited to this Subscription Agreement, (ii) I had ample opportunity to ask questions of and receive answers from the Company or a person acting on behalf of the Company concerning the terms and conditions of this investment, and (iii) all questions I (or my representative) asked were answered satisfactorily. I had access to all information that I deem material to an investment decision for an investment in the Shares.

(f) Reliance. I relied solely on independent investigations conducted by me or my advisors in making a decision to subscribe for and purchase the Shares. I acknowledge that no representations or agreements were made to me other than those contained in this Subscription Agreement. I am not relying on any oral representation of any officer or director of the Company or any person purporting to be acting on behalf of the Company. I am not relying on the Company regarding the tax and other economic considerations of an investment. I consulted my own attorney, accountant, or investment advisor regarding investment in the Shares.

(g) Speculative Investment. I am aware that (i) an investment in the Shares involves numerous risk factors, including, if applicable, risk factors described in Item 1A of the Company’s Annual Report on Form 10-K, which I carefully considered, (ii) no federal or state agency passed upon the merits of the sale of the Shares, (iii) unless resale of the Shares is registered under the Securities Act, the Shares will be restricted securities and it therefore might not be possible for me to liquidate my investment in the Shares without registration or without compliance with Rule 144 under the Securities Act, and (iv) the Shares are a speculative investment involving a significant degree of risk, and there is no guarantee that I will recover my initial investment or realize any gain from the investment. I am able to hold the Shares indefinitely and I am able to afford a complete loss of this investment.

(h) Exempt Transaction. I understand that the Shares are being issued in reliance on a registration exemption set forth in Section 4 of the Securities Act and Rule 506 of the regulations promulgated under the Securities Act.

(i) No Registration of Interests. I acknowledge and agree that, based in part upon my representations contained in this Subscription Agreement and in reliance upon applicable exemptions, no interest in the Shares acquired or to be acquired by me has been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. I agree not to offer, sell, pledge or otherwise dispose of all or any portion of the Shares purchased by me except by an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (x) in the opinion of counsel for, or counsel satisfactory to, the Company, registration or qualification under the Securities Act and any applicable state securities laws is not required and (y) if required, I receive any necessary regulatory approvals. I understand that a legend to this effect may be placed on the Shares and that stop-transfer instructions may be issued by the Company to its transfer agent.

The Company agrees, however, to file with the SEC after expiration of the offer and sale of Company common stock a resale registration statement on Form S-3 or other available form under the Securities Act. The Company also agrees to take such action as is normally required to cause the resale registration statement to become effective as promptly as practicable, but in any case within 90 days after filing with the SEC, and to maintain the effectiveness of the registration statement. The Company hereby agrees that the undersigned may include the Shares among those offered and sold through the resale registration statement. The Company will comply with all Nasdaq requirements for issuance of the Shares and has caused the Shares to be listed on Nasdaq. To enable the resale registration statement to become effective under the Securities Act, if the undersigned seeks to add the Shares to those offered by means of the resale registration statement the undersigned agrees to provide promptly to the Company such information concerning the Shares and the undersigned as the Company reasonably requests.

(j) Investment Intent. I am acquiring the Shares for my own account for investment and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and I currently have no plans to enter into any contract, undertaking, agreement, or arrangement for distribution, resale, subdivision, or fractionalization, except that I may seek to include the Shares among those to be offered and sold in accordance with the resale registration statement referred to in Section 2(i) of this Subscription Agreement. The Shares are not being acquired, directly or indirectly, as nominee, trustee, or representative of or for any other person or persons.

(k) Power and Authority. I am authorized to enter into this Subscription Agreement and such other agreements, certificates, or other instruments as are executed by or on my behalf regarding my obligations under this Subscription Agreement, to perform my respective obligations under this Subscription Agreement, and to consummate the transaction that is the subject of this Subscription Agreement.

(l) Compliance with Laws and Other Instruments. Execution and delivery of this Subscription Agreement by me or on my behalf and consummation of the transaction contemplated by this Subscription Agreement do not and will not conflict with or result in any violation of or default under any provision of any agreement, certificate, or other instrument to which I am a party or by which I or any of my properties am bound, or any permit, franchise, judgment, decree, statute, rule, regulation, or other law applicable to me or any of my businesses or properties.

(m) Performance Guarantee. None of the Company, any broker or dealer, any of the officers, directors, shareholders, partners, employees or agents of either, or any other persons, whether expressly or by implication, represented, guaranteed, or warranted that (i) the Company or I will realize any given percentage of profits and/or amount or type of consideration, profit, or loss as a result of the Company’s activities or my investment in the Company; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Shares or of the Company’s activities.

(n) Residency. My residence or principal executive office is in the jurisdiction stated on my signature page of this Subscription Agreement.

(o) Effect and Time of Representations. The representations, warranties, and agreements made by me as set forth in this Subscription Agreement are true and have been complied with as of the date of the execution of this Subscription Agreement. My representations, warranties, and agreements in this Subscription Agreement will be true and will have been complied with until such time as my subscription is accepted or rejected by the Company. If in any respect my representations, warranties, or agreements are not true or are not complied with as of any date before the subscription is accepted or rejected by the Company, I will promptly give written notice of that to the Company and I will specify the representations, warranties, or agreements that are not true or that are not complied with, along with the reasons therefor. I acknowledge that the Company is relying and will rely on my representations, warranties, and agreements in this Subscription Agreement and that my representations, warranties, and agreements survive the Company’s issuance and delivery of the Shares and will remain in effect thereafter. I hereby agree and acknowledge that I may not revoke this subscription. I agree and acknowledge that my representations, warranties, and agreements in this Subscription Agreement are effective and binding upon me and my heirs, legal representatives, successors, and assigns upon the Company’s acceptance of my subscription.

3. Indemnification. I understand the meaning and legal consequences of the representations, warranties, and agreements in this Subscription Agreement. I agree to indemnify and hold harmless the Company, The Middlefield Banking Company, the Placement Agent, and their respective officers, directors, employees, agents, and controlling persons thereof, past, present, or future, from and against any and all liabilities, losses, costs, damages, and expenses, including costs and reasonable attorneys’ fees, arising out of or related to (x) the resale or other distribution by me of all or any portion of the Shares in violation of the Securities Act or of any applicable state securities laws, or (y) any breach of any of my representations, warranties, or agreements contained in this Subscription Agreement or in any other document provided by me to the Company for my investment in the Shares.

4. Miscellaneous. (a) This Subscription Agreement, including the other documents referred to herein that form a part of this Subscription Agreement, contains the entire understanding of the parties hereto regarding the subject matter of this Subscription Agreement. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to in this Subscription Agreement. This Subscription Agreement supersedes all prior agreements and understandings among the parties regarding the subject matter. This Subscription Agreement may be modified only by a written instrument duly executed by the party to be charged.

(b) All notices or communications required or permitted to be made under this Subscription Agreement must be in writing, duly signed by the party giving notice or communication and delivered by hand, by a nationally recognized overnight courier service, by registered or certified mail, postage prepaid, or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party specified by like notice): (x) if to the Company, at the address set forth on the first page hereof, (y) if to me, at the address set forth on the signature page hereof. Any notice or other communication given by certified mail will be deemed given at the time of certification thereof, except for a notice changing a party address, which will be deemed given at the time of receipt. Any notice or other communication given by other means permitted by this Section 4(b) will be deemed given at the time of receipt.

(c) Neither this Subscription Agreement nor any interest in this Subscription Agreement is assignable or transferable by me in whole or in part except by operation of law. The representations, warranties, and agreements contained herein are binding upon my heirs, legal representatives, successors, and assigns and inure to the benefit of the Company’s successors and assignees.

(d) The captions and headings used in this Subscription Agreement are for convenience only and do not affect, limit, amplify, or modify the terms and provisions. All references to “Sections” are references to sections of this Subscription Agreement, unless otherwise stated. Whenever the singular number is used herein the same includes the plural where appropriate, words of any gender include each other gender where appropriate, and the word “person” includes an individual or entity.

(e) This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together constitute one and the same instrument.

(f) This Agreement has been negotiated and will be consummated in the State of Ohio and is governed by and will be construed in all respects in accordance with the laws of the State of Ohio applicable to contracts executed and performed solely in Ohio, without giving effect to principles governing conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Ohio and of any federal court located in Ohio for any action or proceeding arising out of or relating to this Subscription Agreement, any document or instrument delivered under or simultaneously with this Subscription Agreement, or a breach of this Subscription Agreement or any such document or instrument. In any action or proceeding, each party hereto waives personal service of any summons, complaint, or other process and agrees that service may be made in accordance with this Section. Within 30 days after service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to the action or proceeding, the party served will appear or answer the summons, complaint, or other process. If the party served fails to appear or answer within the 30-day period or extended period, as the case may be, the party will be deemed in default and judgment may be entered against the party for the amount demanded in the summons, complaint, or other process served.

(g) If any provision of this Subscription Agreement, or the application thereof, is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions of this Subscription Agreement, and this Subscription Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in this Subscription Agreement. The parties further agree to replace the invalid, illegal, or unenforceable provision with a valid and enforceable provision that achieves to the extent possible the economic, business, and other purposes of the invalid, illegal, or unenforceable provision. If any provision of this Subscription Agreement is so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

(h) This Subscription Agreement does not create and will not be construed to create any rights enforceable by any person not a party to this Subscription Agreement.

[signature page follows]

IN WITNESS WHEREOF, I have executed this Subscription Agreement this             day of             , 2017.

Number of Shares:
Subscription price:	(number of Shares x $ )

INDIVIDUAL PURCHASERS

(Signature)			(Signature, if jointly owned)

(Print Name)			(Print Name)

Address			Address

City	State	Zip	City	State	Zip

Phone Number			Phone Number

Tax Identification Number			Tax Identification Number

ENTITY PURCHASERS

(Name of Entity)

By:
(Signature)

(Print Name and Title)

Address			City	State	Zip

Phone Number			Tax Identification Number

COMPANY ACCEPTANCE

The Company hereby accepts the foregoing subscription for             Shares on this             day of             , 2017.

MIDDLEFIELD BANC CORP.
An Ohio corporation

By:
Thomas G. Caldwell
President and Chief Executive Officer

SUBSCRIPTION DATA SHEET

Please print or type

Individual Subscriber(s):

First	Middle	Last Name	Marital Status

First	Middle	Last Name	Marital Status

Entity Subscriber:

Name of Entity	Authorized Officer or Agent

Street Address:

Number		Street

City		State	Zip Code
( )
Area Code	Telephone Number		Social Security or U.S. Tax Identification Number

Mailing Address (if different than Street Address):

Number	Street

City	State	Zip Code

State or Territory of Legal Residence:

Total Subscription Amount: $

If the certificates are to be issued in a name or names other than the name of the subscriber(s) as indicated above, complete the following:

First	Middle	Last Name

Number	Street

City	State	Zip Code

Please check if to be held as:

             Tenants in Common

             Joint tenants with rights of survivorship and not as tenants in common

IF THE SHARES ARE TO BE HELD BY MORE THAN ONE INDIVIDUAL AND IF NO OTHER INDICATION IS MADE, THE CERTIFICATES WILL BE ISSUED IN THE NAME OF THE INDIVIDUALS AS TENANTS IN COMMON.

Offering Investor Questionnaire

In connection with your intention to participate in this offering of common stock being conducted by the Company, applicable regulations require that Boenning & Scattergood, Inc., acting as placement agent for the Company, attempt to ascertain the suitability of the investment for each offering participant. To that end, we ask that you please complete this form and return it with your subscription. Questions should be directed to Christopher M. Chapman at (216) 378-1297.

A. Biographical Information

Full Name (First, MI, Last) or Institution Name

Joint Account Name (First, MI Last) if applicable

Address

City | State | Zip Code

Phone | Email

Do you presently have a brokerage account with Boenning & Scattergood, Inc.?

- ☐ Yes
- ☐ No

Boenning & Scattergood broker/representative name (if yes)

B. For Institutional Investors Only (Individuals Skip to Section C)

Do you meet the definition of an Institutional Account provided in FINRA Rule 4512(c) (e.g. bank, savings & loan, insurance company, registered investment company, registered investment adviser, or any other person or entity with at least $50 million of assets under management) and exercise independent judgement in making investment decisions?

- ☐ Yes – if yes, please complete Section B and sign/date the form in Section E (you may skip Sections C & D)
- ☐ No – if no, skip to Section D

Print Name of Preparer | Job Title

C. For Individual Investors Only

Employer (or firm from which you retired) | Job Title

Occupation / Industry | Date of Birth (mm/dd/yyyy)

D. Investor Profile (Not Applicable for Institutions that Answered "Yes" in Section B)

Years of investing experience in equities:

- ☐ Less than 1 Year
- ☐ 1-5 Years
- ☐ 5-10 Years
- ☐ 10+ Years

Will this investment constitute a significant portion of your net worth?

- ☐ Yes
- ☐ No

Annual income:

- ☐ Less than $50,000
- ☐ $50,000-$99,999
- ☐ $100,000-$199,999
- ☐ $200,000-$499,999
- ☐ $500,000-$999,999
- ☐ $1 million-$5 million
- ☐ $5 million-$10 million
- ☐ $10 million or more

Federal tax bracket:

- ☐ 10 percent
- ☐ 15 percent
- ☐ 25 percent
- ☐ 28 percent
- ☐ 33 percent
- ☐ 35 percent
- ☐ Other

Are you a current shareholder of the Company?

- ☐ Yes
- ☐ No

Are you associated with a FINRA registered firm?

- ☐ Yes
- ☐ No

Do you have sufficient experience with and the capability to invest in illiquid securities (e.g., securities not traded on a major exchange)?

- ☐ Yes
- ☐ No

Net worth (excluding residence):

- ☐ Less than $50,000
- ☐ $50,000-$99,999
- ☐ $100,000-$199,999
- ☐ $200,000-$499,999
- ☐ $500,000-$999,999
- ☐ $1 million-$5 million
- ☐ $5 million-$10 million
- ☐ $10 million or more

Investment objectives:

- ☐ Income
- ☐ Income and Growth
- ☐ Growth
- ☐ Growth and Short Term
- ☐ Growth and Long Term
- ☐ Trading
- ☐ Speculation

Time horizon / Liquidity needs:

- ☐ Short time horizon / high liquidity needs
- ☐ Moderate time horizon and liquidity needs
- ☐ Long-term time horizon / low liquidity needs

E. Signatures

By signing below, you attest that all of the information provided above is accurate to the best of your knowledge.

Signature | Date

Joint Signature (if applicable) | Date

IRS SUBSTITUTE FORM W-9

Taxpayer Information

Name (as shown on your tax return):

Business name/disregarded entity name, if different from above:

Address (number, street, and apt. or suite no.):

City, state and zip code:

Check the appropriate box for the federal tax classification of the owner of the Shares:

☐ Individual	☐ Fiduciary Trust (Under Agreement Dated )	☐ Partnership

☐ Joint Tenants(1)	☐ *Uniform Transfer to Minors	☐ Corporation

☐ Tenants in Common(2)	☐ *Uniform Gift to Minors	☐ **IRA

*	Minor’s social security number required.
**	Custodian name and signature may be required
(1)	When stock is held as Joint Tenants with Right of Survivorship, upon the death of one owner, ownership of the stock will pass automatically to the surviving owner(s).
(2)	When stock is held as Tenants in Common, upon the death of one owner, ownership of the stock will be held by the surviving owner(s) and by the heirs of the deceased owner.

Taxpayer Identification Number (TIN)

Enter your TIN on the appropriate line below. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). Please provide your SSN or TIN below and make the below certification.

Social Security or Federal

Taxpayer Identification No.

Certification

Under the penalties of perjury, I certify that:

(1)	the number shown above on this IRS Substitute Form W-9 is my correct Social Security Number or Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Date	Signature(s)(1)

Area Code and Telephone No.	Signature(s)(1)

(1)	When signing as attorney, trustee, administrator, or guardian, please give your full title as such. In case of joint tenants, each joint owner must sign.

For federal income tax purposes, you are considered a U.S. person if you are: (A) an individual who is a U.S. citizen or U.S. resident alien, (B) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, (C) an estate (other than a foreign estate) or (D) a domestic trust (as defined in Treasury Regulations section 301.7701-7).